Exhibit 99.1

Chad Nelson Appointed to Board of Directors of SITO Mobile

JERSEY CITY, N.J., July 23, 2019 – SITO Mobile, Ltd. (NASDAQ:SITO), the Consumer Behavior and Location Sciences™ company (“SITO Mobile” or the “Company”), announces that it has expanded the size of its Board of Directors from six to seven directors and appointed Chad Nelson, CFA to the Company’s Board of Directors, effective as of July 23, 2019. Mr. Nelson has also been appointed to serve on the Audit Committee and the Compensation Committee of the Company’s Board of Directors.

Mr. Nelson currently serves as the Managing Partner of Invenire Capital, LLC, a private investment management and financial advisory firm Mr. Nelson founded in January 2017. Prior to launching Invenire, Mr. Nelson held various positions with Thomson Horstmann & Bryant, Inc., a private boutique investment management firm specializing in micro and small cap equity strategies, from February 1999 through March 2017, including Principal, Chief Investment Officer, Portfolio manager, and Director of Research.

Mr. Nelson began his career in 1995 in the asset management division of Lazard Limited, both London and New York offices, a leading financial advisory and asset management firm that advises on mergers, acquisitions, restructuring, capital structure and strategy.  Mr. Nelson has been a CFA® charterholder since 1999 and is a member of the New York Society of Security Analysts.  Mr. Nelson earned his MBA, with a concentration in Finance, from the University of Missouri at Kansas City in 1994 and his B.S. in Finance summa cum laude from Northwest Missouri State University in 1993.

About SITO Mobile, Ltd.

SITO Mobile is a leading mobile data technology company that provides brands customized, data-driven solutions spanning strategic insights and media campaign delivery services. Through Consumer Behavior and Location Sciences™, SITO Mobile explores the consumer journey and presents powerful strategic knowledge assets and actionable insights for executives and strategic decision makers looking to understand and influence consumer behaviors.

Brands and agencies rely on SITO Mobile as a strategic partner for real-time understandings of customer interests, actions, associations and experiences, ultimately providing increased clarity for better business decisions. The Company is headquartered in Jersey City, New Jersey and its common stock is publicly traded on the NASDAQ Stock Market under the ticker symbol “SITO.” For more information regarding SITO Mobile’s science, technology and solutions spanning media and research, please visit www.sitomobile.com.

Cautionary Statement Regarding Certain Forward-Looking Information

This press release contains forward-looking statements. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include statements concerning the following: SITO Mobile’s plans and initiatives; our possible or assumed future revenues and results of operations; our ability to attract and retail customers; our ability to sell additional products and services to customers; our competitive position; our ability to recruit additional, highly-qualified candidates to our board of directors, our industry environment; and our potential growth opportunities. You should not place undue reliance on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect our business and financial performance. Factors that may cause our actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, our Quarterly Report on Form 10-Q for the quarter ended March 30, 2019, and the other reports we file with the U.S. Securities and Exchange Commission (the “SEC”). Actual events or results may vary significantly from those implied or projected by these forward-looking statements due to these risk factors or for other reasons. No forward-looking statement is a guarantee of future performance. You should read our most recent Annual Report on Form 10-K for the year ended December 31, 2018, our Quarterly Reports on Form 10-Q that we have filed since the date of our Annual Report and the documents that we reference in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and have filed as exhibits thereto with the SEC, with the understanding that our actual future results and circumstances may be materially different from what we expect.

Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made, and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

Contact:

Tom Candelaria

Email: tom.candelaria@sitomobile.com

Phone: (760)803-9900

Source: SITO Mobile, Ltd.

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